                                                        Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-24258, 33-24259, 33-60405, 33-54351, 33-54353, 33-54355, 33-
65946, and 333-01687 and in Post-Effective Amendment No. 1 to Registration Statement Nos. 33-20852 and 33-20853 of Armco Inc. on Form S-8 of our reports dated February 5, 1996 on the consolidated financial statements and financial statement schedule of Armco Inc. and subsidiaries appearing in and incorporated by reference in this Annual Report on Form 10-K of Armco Inc. for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP



Pittsburgh, Pennsylvania
March 26, 1996


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                                                        Exhibit 23(ii)


                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-24258, 33-24259, 33-60405, 33-54351, 33-
54353, 33-54355, 33-65946 and 333-01687 and in Post-Effective Amendment
No. 1 to Registration Statements No. 33-20852 and 33-20853 of Armco, Inc. of our report dated January 31, 1996, with respect to the consolidated financial statements of National-Oilwell and subsidiaries included in the Armco, Inc. Annual Report (Form 10-K) for the year ended December 31, 1995.



                                    /s/ ERNST & YOUNG LLP

                                     ERNST & YOUNG LLP
Houston, Texas
March 26, 1996